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Exhibit 99(d)(3)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

AG-BIOTECH CAPITAL INC.

WITH AND INTO

BIONOVA HOLDING CORPORATION

(Pursuant to Section 253 of the General Corporation Law
of the State of Delaware)

        Pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), Ag-Biotech Capital Inc., a corporation organized and existing under the laws of the State of Delaware (this "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST: That this Corporation is organized and validly existing under the DGCL.

        SECOND: That this Corporation owns more than ninety percent (90%) of each of (i) the outstanding shares of common stock, par value $.01 per share, of Bionova Holding Corporation, a Delaware corporation ("Bionova"), and (ii) the outstanding shares of Series A Preferred Stock, par value $.01 per share, of Bionova, and that there are no shares of any other class outstanding other than said common and preferred stock.

        THIRD: That the Board of Directors of this Corporation, by resolutions duly adopted by unanimous written consent in lieu of a meeting dated March 29, 2004 pursuant to Section 141(f) of the DGCL, authorized the merger of this Corporation with and into Bionova (the "Merger") on the conditions set forth in such resolutions. Such resolutions, a copy of which are attached as Exhibit A hereto, have not been modified or rescinded and remain in full force and effect on the date hereof.

        FOURTH: That the terms and conditions of the Merger are as follows:

          1.     Pursuant to Section 253 of the DGCL, this Corporation shall merge with and into Bionova, with Bionova continuing as the surviving corporation (the "Surviving Corporation"), and the Surviving Corporation shall assume all of the debts, liabilities and obligations of this Corporation.

          2.     The Merger shall be effective (the "Effective Time") upon the filing of a duly prepared and executed Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Section 253 of the DGCL.

          3.     At the Effective Time, the separate existence of this Corporation shall cease.

          4.     The corporate existence of Bionova, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and as the Surviving Corporation it shall succeed to and possess all of the rights, privileges, immunities, powers, franchises, assets, liabilities and obligations of this Corporation as and to the extent provided in Section 259 of the DGCL.

          5.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all shares of Bionova common stock and Bionova preferred stock that are owned by Bionova as treasury stock and any shares of Bionova common stock and Bionova preferred stock owned by this Corporation shall be canceled and retired and shall cease to exist and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor.

          6.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

    (a)
    each issued and outstanding share of Bionova common stock (other than shares to be canceled in accordance with paragraph 5 above and other than shares for which the holder has demanded and perfected such holder's right to an appraisal in accordance with the DGCL and has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall be converted into the right to receive $0.09 in cash (the "Merger Price"); and

    (b)
    all shares of Bionova common stock converted in accordance with paragraph 6(a) above shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Price per share, upon the surrender of such certificate, without interest.

          7.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding Dissenting Share shall not be converted into or represent a right to receive the Merger Price pursuant to paragraph 6 above, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Price pursuant to paragraph 6 above; and

          8.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each option to acquire a share of Bionova common stock outstanding and unexercised immediately prior to the Effective Time shall remain outstanding and continue in accordance with its terms and holders of such options shall be entitled to receive, upon the exercise of their options, the same consideration they would have been entitled to receive had they exercised their options prior to the Effective Time.

          9.     On or within ten days (10) after the Effective Time, the Surviving Corporation shall notify each stockholder of Bionova who is entitled to appraisal rights and who has demanded appraisal of such stockholder's shares in accordance with Section 262 of the DGCL that the Merger has become effective.

          10.   Each share of common stock, par value $.01 per share, of this Corporation that is outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, and all shares of this Corporation so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of the certificate or certificates representing such shares of this Corporation shall cease to have any rights with respect thereto, except for the right to receive one (1) fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation, upon the surrender of such certificate or certificates.

        FIFTH: That the Merger has been approved by Ag-Biotech Capital, LLC, the sole stockholder of this Corporation, by unanimous written consent in lieu of a meeting dated March 29th, 2004 pursuant to Section 228(a) of the DGCL.

        SIXTH: That this Certificate of Ownership and Merger shall become effective upon filing with the Secretary of State of the State of Delaware in accordance with the DGCL.

        SEVENTH: Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of this Corporation at any time prior to the date of filing the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by Howard S. Kelberg, its Secretary, this 29th day of March, 2004.

AG-BIOTECH CAPITAL INC.
By:	/s/ HOWARD S. KELBERG Name: Howard S. Kelberg Title: Secretary

EXHIBIT A

  Short Form Merger

        RESOLVED, that pursuant to Section 253 of the DGCL, this Corporation shall merge with and into Bionova, with Bionova continuing as the surviving corporation (the "Surviving Corporation"), and that the Surviving Corporation shall assume all of the debts, liabilities and obligations of this Corporation.

        RESOLVED, that the Merger shall be effective (the "Effective Time") upon the filing of a duly prepared and executed Certificate of Ownership and Merger ("Merger Certificate") with the Secretary of State of the State of Delaware in accordance with Section 253 of the DGCL.

        RESOLVED, that at the Effective Time, the separate existence of this Corporation shall cease.

        RESOLVED, that the corporate existence of Bionova, with its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and as the Surviving Corporation it shall succeed to and possess all of the rights, privileges, immunities, powers, franchises, assets, liabilities and obligations of this Corporation as and to the extent provided in Section 259 of the DGCL.

        RESOLVED, that the terms and conditions of the Merger are as follows:

        (1)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all shares of Common Stock and Preferred Stock that are owned by Bionova as treasury stock and any shares of Common Stock and Preferred Stock owned by this Corporation shall be canceled and retired and shall cease to exist and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor.

        (2)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a)   each issued and outstanding share of Common Stock (other than shares to be canceled in accordance with paragraph (1) above and other than shares for which the holder has demanded and perfected such holder's right to an appraisal in accordance with the DGCL and has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall be converted into the right to receive $0.09 in cash (the "Merger Price"); and

          (b)   all shares of Common Stock converted in accordance with paragraph (2)(a) above shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Price per share, upon the surrender of such certificate, without interest.

        (3)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a)   each outstanding Dissenting Share shall not be converted into or represent a right to receive the Merger Price pursuant to paragraph (2) above, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Price pursuant to paragraph (2) above; and

          (b)   the Surviving Corporation shall give Savia (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Surviving

  Corporation and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Surviving Corporation will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Savia, settle or offer to settle any such demands.

        (4)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each option to acquire a share of Common Stock outstanding and unexercised immediately prior to the Effective Time shall remain outstanding and continue in accordance with its terms and holders of such options shall be entitled to receive, upon the exercise of their options, the same consideration they would have been entitled to receive had they exercised their options prior to the Effective Time.

        (5)   The obligation of this Corporation to consummate the Merger shall be subject to the satisfaction of the following conditions on or prior to the Effective Time:

          (a)   Consummation of the Merger shall not have been restrained, enjoined or otherwise prohibited by any applicable law, including any order, injunction, decree or judgment of any court or other Governmental Authority, and no action or proceeding shall be pending or threatened by any Governmental Authority on the Effective Time before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the Merger or to recover any material damages or obtain other material relief as a result of the Merger. There shall not have been promulgated, entered, issued or determined by any court or other Governmental Authority to be applicable to this Agreement any applicable law making illegal the consummation of the Merger, and no proceeding with respect to the application of any such applicable law shall be pending. For purposes of these Resolutions, the capitalized term "Governmental Authority" means any national (Federal or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body or entity.

          (b)   All filings required to be made prior to the Effective Time with, and all licenses, consents, approvals, permits, authorizations, qualifications and orders required to be obtained prior to the Effective Time from, any Governmental Authority, in connection with the consummation of (i) the Merger, (ii) the transactions contemplated by that certain Agreement in Principle dated as of February 2, 2004 by and between the Bionova and Savia (the "Agreement in Principle"), and (iii) the transactions contemplated by that certain Exchange and Stock Issuance Agreement by and between Bionova and Savia (the "Exchange Agreement"), and which, either individually or in the aggregate, if not obtained would have a material adverse effect on the business, assets, financial condition or results of operations of Bionova or would prevent consummation of such transactions, will have been made or obtained (as the case may be).

          (c)   Compliance in all respects with the Securities Exchange Act of 1934, including, without limitation, the requirements of Rule 13e-3 of the Securities Exchange Act of 1934, in connection with the execution and delivery of the Agreement in Principle and the Exchange Agreement, the transactions contemplated thereby and the Merger.

          (d)   There shall not have occurred any event that, in Savia's good faith judgment, resulted in an actual or threatened material adverse change in the business or condition of Bionova, including as a result of significant expenses associated with the consummating the Merger or the transactions contemplated by the Agreement in Principle or the Exchange Agreement.

          (e)   Prior to the filings required under paragraph (5)(b) above (including, without limitation, the filing of a duly prepared and executed Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Section 253 of the DGCL, Bionova shall have received from AgriCapital Securities Inc. a fairness opinion in form and substance acceptable to

  Savia, with respect to the fairness of the Merger per share "cash-out" price to be paid to the stockholders of the Surviving Corporation (other than this Corporation and stockholders who exercise their statutory dissenters' rights) from a financial point of view.

          (f)    Not more than ten percent (10%) of the stockholders of Bionova (other than this Corporation) elect to exercise their statutory dissenters' rights in connection with, and prior to the effectiveness of, the Merger.

        RESOLVED, that on or within ten days (10) after the Effective Time, the Surviving Corporation shall notify each stockholder of Bionova who is entitled to appraisal rights and who has demanded appraisal of such stockholder's shares in accordance with Section 262 of the DGCL that the Merger has become effective.

        RESOLVED, that each share of common stock, par value $.01 per share, of this Corporation that is outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, and all shares of this Corporation so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of the certificate or certificates representing such shares of this Corporation shall cease to have any rights with respect thereto, except for the right to receive one (1) fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, upon the surrender of such certificate or certificates.

        RESOLVED, that the authorized officers of this Corporation be, and each hereby is, authorized and directed, in the name and on behalf of this Corporation to make and execute a Merger Certificate as required by Section 253 of the DGCL, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever whether within or without the State of Delaware, which may be in any way necessary or proper to effect the Merger.

        RESOLVED, that the authorized officers of this Corporation be, and each hereby is, authorized and directed, in the name and on behalf of this Corporation to take such other actions as may be necessary or appropriate to consummate the Merger on the terms provided herein and to perform this Corporation's obligations thereunder.

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  Exhibit 99(d)(3)
CERTIFICATE OF OWNERSHIP AND MERGER MERGING AG-BIOTECH CAPITAL INC. WITH AND INTO BIONOVA HOLDING CORPORATION (Pursuant to Section 253 of the General Corporation Law of the State of Delaware)
EXHIBIT A